Exhibit 99.1

GCI LIBERTY REPORTS
THIRD QUARTER 2025 FINANCIAL RESULTS

Englewood, Colorado, November 5, 2025 – GCI Liberty, Inc. (“GCI Liberty”) (Nasdaq: GLIBA, GLIBK) today reported third quarter 2025 results.

Headlines include(1):

●	GCI(2) revenue declined 2% to $257 million, operating loss was $488 million primarily due to a non-cash impairment and Adjusted OIBDA(3) declined 8% to $92 million
o	GCI Consumer revenue decreased 4%
o	GCI Business revenue was flat year-over-year
●	GCI generated net cash provided by operating activities of $357 million and free cash flow(3) of $155 million over the trailing twelve months ended September 30, 2025
●	Consumer cable modem subscribers declined 3% to 153,100 and consumer wireless lines in service increased 2% to 207,500
●	GCI Liberty to launch $300 million rights offering to all stockholders

“GCI delivered solid results this quarter, reflecting our continued commitment to providing the highest quality connectivity services throughout Alaska,” said GCI Liberty CEO, Ron Duncan. “As of the end of the quarter, we have exited our video business, completing our transition to a pure play broadband connectivity provider. We continue to see opportunity in our wireless business and we are actively managing our cost base. GCI was provisionally awarded over $140 million in BEAD grants from the Alaska Broadband Office and we remain steadfast in our commitment to closing the digital divide in Alaska. Additionally, we are announcing today a rights offering that we expect to commence before year-end. We believe this offering will provide an attractive source of liquidity to fund future opportunities at the corporate level.”

Corporate Updates

On July 14, 2025, Liberty Broadband Corporation (“Liberty Broadband”) completed the spin-off of the GCI business into a new entity called GCI Liberty (the “spin-off”). Additional information regarding the spin-off can be found in the prospectus filed by GCI Liberty with the Securities and Exchange Commission on July 2, 2025.

Please refer to the press release issued this morning for detail regarding the proposed rights offering.

Discussion of Results

The following table provides the financial results of GCI Liberty for the third quarter of 2024 and 2025. During the third quarter of 2025, GCI Liberty recognized a $525 million non-cash impairment charge related to intangible assets and goodwill. This impairment relates to intangible assets acquired during Liberty Broadband’s 2020 acquisition of GCI Liberty, which were re-evaluated during the spin-off in July 2025. The impairment is included in operating loss presented below and excluded from Adjusted OIBDA.

	3Q24	3Q25	% Change
(amounts in millions)
Consolidated Financial Metrics
Revenue
Consumer	$120	$115	(4)%
Business	142	142	—%
Total revenue	$262	$257	(2)%

Operating expenses (exclusive of depreciation and amortization):
Consumer direct costs	$(38)	$(32)	16%
Business direct costs	(32)	(31)	3%
Technology expense	(66)	(68)	(3)%
Total operating expenses (exclusive of depreciation and amortization)	$(136)	$(131)	4%

Selling, general and administrative expense (exclusive of stock-based compensation)	$(26)	$(34)	(31)%

Stock-based compensation	$(4)	$(2)	50%
Depreciation and amortization	$(55)	$(53)	4%

Operating income (loss)(a)	$41	$(488)	NM
Operating income margin (%)(a)	15.6%	(189.9%)	NM

Adjusted OIBDA(b)	$100	$92	(8)%
Adjusted OIBDA margin(b) (%)	38.2%	35.8%	(240)	bps

Capital expenditures, net of grant proceeds	$(39)	$(52)	(33)%

(a)	During the three months ended September 30, 2025, GCI Liberty incurred a $525 million non-cash impairment charge related to intangible assets and goodwill.
(b)	See reconciling schedule 1.

GCI revenue decreased 2% in the third quarter of 2025. Consumer revenue decreased 4%, driven primarily by declines in the video business and data subscriber losses, partially offset by growth in wireless. Business revenue was flat as growth in data revenue from service upgrades was offset by a decrease in wireless revenue from lower roaming revenue. GCI has exited the video business as of September 30, 2025.

Operating loss increased $529 million and Adjusted OIBDA decreased $8 million in the third quarter driven by lower revenue and increased selling, general and administrative expenses, partially offset by reduced operating expenses due to lower distribution costs. Selling, general and administrative expenses increased primarily due to higher personnel expenses, including healthcare costs and expenses related to accrued employee incentive payments. Operating loss was also impacted by an impairment charge of $525 million recognized during the third quarter related to intangible assets and goodwill.

Year to date, GCI has spent $152 million, net of grant proceeds, on capital expenditures related primarily to improvements to the wireless and data networks in rural Alaska. GCI's net capital expenditures for the full year 2025 are expected to be between $225 million and $250 million, with the lower end reflecting a delay in timing of additional investments in middle and last mile connectivity. A significant portion of the increased capital expenditures in 2025 are related to fulfilling the build-out requirements of the Federal Communications Commission’s Alaska Plan, which is expected to be completed by the end of 2026, as well as continued network expansion in GCI’s most important markets in rural Alaska, including the Bethel and AU-Aleutians fiber projects.

On a trailing twelve-month basis through the third quarter of 2025, net cash provided by operating activities totaled $357 million and free cash flow over the same period was $155 million.

GCI Consumer

(amounts in millions, except operating metrics)	3Q24	3Q25	% Change
GCI Consumer
Financial Metrics
Revenue
Data	$61	$59	(3)%
Wireless	47	52	11%
Other	12	4	(67)%
Total revenue	$120	$115	(4)%

Consumer direct costs	(38)	(32)	16%

Consumer gross margin	$82	$83	1%
Consumer gross margin (%)	68.3%	72.2%	390	bps

Operating Metrics
Data:
Cable modem subscribers(a)	157,400	153,100	(3)%
Wireless:
Lines in service(b)	204,000	207,500	2%

(a)	A cable modem subscriber is defined by the purchase of cable modem service regardless of the level of service purchased. Small-to-Medium Business customers, promotional and suspended subscribers are included. If one entity purchases multiple cable modem service access points, each access point is counted as a subscriber.
(b)	A wireless line in service is defined as a wireless device with a monthly fee for services. Small-to-Medium Business customers, promotional and suspended lines are included.

GCI Consumer revenue totaled $115 million in the third quarter of 2025, a 4% decrease compared to the prior year period. The decrease was driven primarily by a decline in video and data revenue, offset by growth in wireless. As of September 30, 2025, GCI has exited the video business.

Data revenue totaled $59 million, a 3% decrease, driven primarily by subscriber losses. Consumer cable modem subscribers declined 3% year-over-year bringing total consumer cable modem customers to 153,100. During the third quarter of 2025, GCI lost 1,400 consumer cable modem subscribers. Additionally, subscriber growth in rural areas was adversely impacted by an outage from a fiber break on a third-party network in which GCI uses capacity. As of September 30, 2025, service has been restored on the third-party network.

Wireless revenue totaled $52 million, an 11% increase, driven by an increase in federal wireless subsidies. Consumer wireless lines grew 2% year-over-year, bringing total consumer wireless lines to 207,500. During the third quarter of 2025, GCI added 500 consumer wireless lines.

GCI Consumer gross margin was 72.2% in the third quarter of 2025, a 390 bps increase from the same quarter last year. GCI Consumer direct costs decreased 16%, driven by lower video programming costs and temporary cost savings from a fiber break on a third-party network in which GCI uses capacity that has since been fully restored.

GCI Business

(amounts in millions, except operating metrics)	3Q24	3Q25	% Change
GCI Business
Financial Metrics
Revenue
Data	$123	$124	1%
Wireless	11	10	(9)%
Other	8	8	—%
Total revenue	$142	$142	—%

Business direct costs	(32)	(31)	3%

Business gross margin	$110	$111	1%
Business gross margin (%)	77.5%	78.2%	70	bps

GCI Business revenue totaled $142 million in the third quarter of 2025, flat with the prior year period. The increase in business data revenue from service upgrades with existing healthcare and education customers was offset by a decrease in wireless revenue due to lower roaming revenue.

GCI Business gross margin was 78.2% in the third quarter of 2025, a 70 bps increase from the same quarter last year. GCI Business direct costs decreased 3% in the third quarter of 2025, driven primarily by temporary cost savings from a fiber break on a third-party network in which GCI uses capacity that has since been fully restored.

FOOTNOTES

1)

Unless otherwise noted, highlights compare financial information for the three months ended September 30, 2025 to the same period in 2024. GCI Liberty will discuss these highlights and other matters on GCI Liberty's earnings conference call that will begin at 11:15 a.m. (E.T.) on November 5, 2025. For information regarding how to access the call, please see “Important Notice” later in this document.

2)	GCI Liberty’s principal operating asset is GCI Holdings, which provides data, mobile, voice and managed services to consumer, business, government and carrier customers throughout Alaska.
3)	For a definition of Adjusted OIBDA, Adjusted OIBDA margin and free cash flow and applicable non-GAAP reconciliations, see the accompanying schedule 1.

NOTES

Cash and Debt

The following presentation is provided to separately identify cash, cash equivalents, restricted cash and debt of GCI Liberty as of June 30, 2025 and September 30, 2025.

(amounts in millions)	6/30/2025	9/30/2025

Cash, Cash Equivalents and Restricted Cash:	$117	$137

Debt:
Senior Notes(a)	$600	$600
Senior Credit Facility	369	368
Tower Obligations and Other(b)	78	77
Total Debt	$1,047	$1,045
GCI Leverage(c)	2.3x	2.3x

Unamortized premium and deferred loan costs	14	13
Tower obligations and finance leases (excluded from GAAP Debt)	(74)	(73)
Total Debt (GAAP)	$987	$985

Other Financial Obligations:
Preferred Stock(d)	$—	$10

(a)	Principal amount of Senior Notes.
(b)	Includes the Wells Fargo Note Payable and current and long-term obligations under tower obligations and finance leases.
(c)	As defined in GCI's credit agreement.
(d)	$10 million of non-voting preferred stock of GCI Liberty was issued to Liberty Broadband in the third quarter of 2025 and then sold by Liberty Broadband to third party buyers. The preferred stock has a 12% dividend rate and $1,000 per share liquidation price plus accrued and unpaid dividends. The mandatory redemption date is July 14, 2032.

GCI Liberty cash, cash equivalents and restricted cash increased $20 million in the third quarter of 2025 primarily due to cash from operations, partially offset by capital expenditures, net of grant proceeds.

GCI Liberty debt was flat in the third quarter of 2025.

As of September 30, 2025, GCI’s credit facility has undrawn capacity of $377 million (net of letters of credit), and GCI’s leverage as defined in its credit agreement is 2.3x.

Important Notice: GCI Liberty (Nasdaq: GLIBA, GLIBK) will discuss GCI Liberty’s earnings release on a conference call which will begin at 11:15 a.m. (E.T.) on November 5, 2025. The call can be accessed by dialing (877) 407-3944 or (412) 902-0038, passcode 13749439, at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast, go to https://www.gciliberty.com/investors/news-events/ir-calendar. Links to this press release and replays of the call will also be available on GCI Liberty’s website.

This press release includes certain forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, the proposed rights offering, future financial prospects and capital expenditures. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, competitive issues, customer demand, economic conditions (including inflationary pressures), regulatory and legislative matters affecting our businesses, our ability to obtain or maintain roaming services and necessary communications equipment, the success of the proposed rights offering and our ability to obtain additional financing on terms acceptable to GCI Liberty. These forward-looking statements speak only as of the date of this press release, and GCI Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in GCI Liberty's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of GCI Liberty, including the prospectus filed on July 2, 2025 with the Securities and Exchange Commission, as part of GCI Liberty’s Registration Statement on Form S-1 (File No. 333-286272), and the most recent Form 10-Q, for additional information about GCI Liberty and about the risks and uncertainties related to GCI Liberty which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

NON-GAAP FINANCIAL MEASURES

SCHEDULE 1

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA and trailing twelve months of free cash flow, which are non-GAAP financial measures, for GCI Liberty together with reconciliations to operating income and net cash provided by operating activities, respectively, as determined under GAAP, as well as Adjusted OIBDA margin. GCI Liberty defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring and impairment charges. GCI Liberty defines Adjusted OIBDA margin as Adjusted OIBDA divided by revenue. GCI Liberty defines free cash flow as net cash provided by operating activities less capital expenditures net of grant proceeds received for capital expenditures.

GCI Liberty believes Adjusted OIBDA and free cash flow are important indicators of the operational strength and performance of its business by identifying those items that are not directly a reflection of business performance or indicative of ongoing business trends. In addition, these measures allow management to assess GCI Liberty’s performance, its ability to service its debt, fund operations and make additional investments with internally generated funds, perform analytical comparisons, and identify strategies to improve performance. GCI Liberty believes presenting free cash flow on a trailing twelve month basis more accurately demonstrates the company’s liquidity profile by minimizing seasonal fluctuations, particularly around timing of Universal Service Fund cash receipts.  Because Adjusted OIBDA and free cash flow are used as measures of operating performance and liquidity, respectively, GCI Liberty views operating income and net cash provided by operating activities, respectively, as the most directly comparable GAAP measures. Adjusted OIBDA and free cash flow are not meant to replace or supersede operating income, net cash provided by operating activities or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that GCI Liberty’s management considers in assessing the results of operations and performance of its assets. Please see the table below for applicable reconciliations.

The following table provides a reconciliation of GCI Liberty’s operating income to Adjusted OIBDA for the three months ended September 30, 2024 and September 30, 2025 and net cash provided by operating activities to free cash flow for the twelve months ended September 30, 2025.

(amounts in millions)	3Q24	3Q25
Operating Income	$41	$(488)
Depreciation and amortization	55	53
Stock-based compensation	4	2
Impairment of goodwill and intangible assets	—	525
Adjusted OIBDA	$100	$92

Twelve months
ended
(amounts in millions)	9/30/2025
Net cash provided by (used in) operating activities	$357
Capital expenditures	(238)
Grant proceeds	36
Free cash flow	$155

GCI LIBERTY, INC.

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(unaudited)

	September 30,	December 31,
	2025	2024

	amounts in millions, except share amounts
Assets
Current assets:
Cash and cash equivalents	$124	74
Trade and other receivables, net of allowance for credit losses of $4 and $4, respectively	136	184
Due from Liberty Broadband	98	5
Prepaid and other current assets	47	56
Total current assets	405	319
Property and equipment, net	1,209	1,150
Intangible assets not subject to amortization
Goodwill	638	746
Cable certificates	149	550
Other	25	41
	812	1,337
Intangible assets subject to amortization, net	380	411
Other assets, net	205	165
Total assets	3,011	3,382

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	125	110
Deferred revenue	23	21
Current portion of debt	4	3
State income taxes payable	91	—
Other current liabilities	59	58
Total current liabilities	302	192
Long-term debt, net	981	1,066
Obligations under tower obligations and finance leases	69	72
Long-term deferred revenue	130	113
Deferred income tax liabilities	—	359
Other liabilities	139	151
Total liabilities	1,621	1,953

Redeemable noncontrolling interest in equity of subsidiary	18	15

Series A GCI Group common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding 3,650,938 and zero at September 30, 2025 and December 31, 2024, respectively	—	—
Series B GCI Group common stock, $.01 par value. Authorized 3,750,000 shares; issued and outstanding 400,806 and zero at September 30, 2025 and December 31, 2024, respectively	—	—
Series C GCI Group common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding 24,646,095 and zero at September 30, 2025 at December 31, 2024, respectively	—	—
Former member's investment	—	1,777
Additional paid-in capital	2,060	—
Retained earnings (deficit)	(688)	(363)
Total equity	1,372	1,414
Total liabilities and equity	$3,011	3,382

GCI LIBERTY, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION

(unaudited)

	Three months ended
	September 30,
	2025	2024

	amounts in millions,
	except per share amounts
Revenue	$257	262
Operating costs and expenses:
Operating expense (exclusive of depreciation and amortization)	131	136
Selling, general and administrative expense (including stock-based compensation)	36	30
Depreciation and amortization	53	55
Impairment of goodwill and intangible assets	525	—
	745	221
Operating income (loss)	(488)	41
Other income (expense):
Interest expense (including amortization of deferred loan fees)	(12)	(13)
Other, net	3	1
	(9)	(12)
Earnings (loss) before income taxes	(497)	29
Income tax benefit (expense)	110	(8)
Net earnings (loss)	$(387)	21
Basic net earnings (loss) attributable to Series A, Series B and Series C GCI Group shareholders per common share	$(13.34)	0.72
Diluted net earnings (loss) attributable to Series A, Series B and Series C GCI Group shareholders per common share	$(13.34)	0.72

GCI LIBERTY, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(unaudited)

	Nine months ended
	September 30,
	2025	2024

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$(325)	54
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation and amortization	158	157
Stock-based compensation	9	11
Impairment of goodwill and intangible assets	525	—
Deferred income tax expense (benefit)	(399)	6
Non-cash changes in taxes payable	206	—
Other, net	(3)	(4)
Change in operating assets and liabilities:
Current and other assets	74	27
Payables and other liabilities	57	(28)
Net cash provided by (used in) operating activities	302	223
Cash flows from investing activities:
Capital expenditures	(174)	(183)
Grant proceeds received for capital expenditures	22	40
Other investing activities, net	6	—
Net cash provided by (used in) investing activities	(146)	(143)
Cash flows from financing activities:
Borrowings of debt	691	130
Repayments of debt, tower obligations and finance leases	(778)	(104)
Contributions from (distributions to) former member	—	(150)
Other financing activities, net	(7)	—
Net cash provided by (used in) financing activities	(94)	(124)
Net increase (decrease) in cash, cash equivalents and restricted cash	62	(44)
Cash, cash equivalents and restricted cash, beginning of period	75	97
Cash, cash equivalents and restricted cash, end of period	$137	53